Exhibit 99.1

          Point Therapeutics Announces Study Results Showing
         Additional Preclinical Anti-Tumor Activity of PT-100

    BOSTON--(BUSINESS WIRE)--Nov. 20, 2003--Point Therapeutics, Inc. (OTCBB: POTP) today announced the presentation of results from a study of its lead product candidate PT-100 demonstrating preclinical tumor growth suppression and enhancement of chemotherapy. These results were presented today in a poster session of the 2003 AACR-NCI-EORTC International Conference.
    The study showed that oral PT-100 treatment of mice inoculated subcutaneously with various tumors significantly inhibited tumor growth when treatment was started seven to eight days after tumor inoculation. Tumor size was reduced by over 70%. When mice were orally treated with PT-100 two days after subcutaneous injection with tumor, before the tumors became established, 50 to 70% of the mice exhibited tumor regression and eventual rejection. PT-100 treated mice that successfully rejected their tumors developed specific and long-lived immunity to secondary rechallenge with the same tumor-type.
    Examination of mRNA levels within the tumors and draining lymph nodes of PT-100 treated mice revealed upregulation of cytokine and chemokine expression. The cytokines and chemokines involved are known to have the ability to promote both innate and adaptive immune responses that can destroy tumor cells.
    The authors then investigated PT-100 in combination with the commonly used chemotherapeutic agents cisplatin and Taxol(R). In this portion of the study, PT-100 augmented the anti-tumor activity of both agents in mice bearing established tumors. Combination treatment of PT-100 (10ug) with Taxol(R) (10-40mg/kg) not only significantly reduced tumor growth, but also caused tumor regression and rejection in 10% of the mice, a result not seen in treatment with either agent as monotherapy. Combination treatment with PT-100 (5ug) and cisplatin (5mg/kg) also increased the proportion of mice rejecting their tumors to 50% percent, as compared to a 20% rejection rate in mice treated with cisplatin alone.
    The authors conclude that PT-100 is an anticancer agent with a unique mechanism of action and the potential to enhance the activity of commonly used chemotherapy regimens. "The tumor rejection rates seen when PT-100 was used in combination with these chemotherapeutic agents were significant, and clearly superior to those seen with either agent alone," said study author Dr. Barry Jones. "These results support our belief that PT-100 has the potential to become an important treatment option for cancer patients receiving chemotherapy, possibly enhancing current therapies as well as providing the hematopoietic support that we have previously observed."
    Point Therapeutics plans to use these findings to guide the design of Phase I/II clinical trials investigating the use of PT-100 in combination with various chemotherapeutics agents, such as Taxol(R) and cisplatin, in the treatment of certain cancers.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of solid tumors, hematologic malignancies and hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of malignant tumors and to reconstitute the hematopoietic system. Point has initiated a Phase 1/2 human clinical study to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with hematologic malignancies, such as non-Hodgkin's lymphoma and chronic lymphocytic leukemia. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. More information is available at www.pther.com.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals,
(iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.


    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2130
             or
             The Trout Group
             Investor Relations:
             Ritu Baral, 212-477-9007 Ext. 25